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                                                                      Exhibit 21
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                              NOVAMED SUBSIDIARIES
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1.     NovaMed Management of Kansas City, Inc., a Missouri corporation

2.     NovaMed Blue Ridge, Inc., a Missouri corporation

3. NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company

4. NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company

5.     NovaMed Eyecare Services, LLC, a Delaware limited liability company

6. NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company

7. NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company

8. NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company

9.     NovaMed of Louisville, Inc., a Kentucky corporation

10.    NovaMed of Richmond, Inc., a Virginia corporation

11.    Midwest Uncuts, Inc., an Iowa corporation

12.    NMSL, Inc., a Missouri corporation

13.    NovaMed of St. Louis, Inc., a Missouri corporation

14.    NovaMed Eyecare Research, Inc., a Delaware corporation

15. NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation

16.    NMGK, Inc., an Illinois corporation

17.    NMLO, Inc., a Kansas corporation

18. NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company

19.    Patient Education Concepts, Inc.

20.    Stephenson Laser Center, L.L.C., an Oklahoma limited liability company

21.    NMI, Inc., a Georgia corporation

22.    NovaMed Acquisition Company, Inc., a Delaware corporation

23. NovaMed Surgery Center of Thibodaux, LLC, a Delaware limited liability company